Exhibit 99.2

IsoRay To Announce First Quarter Fiscal 2019 Financial Results on November 8, 2018

Conference Call is November 8 at 4:30 p.m. ET/1:30 p.m. PT

RICHLAND, WASHINGTON, Oct. 24, 2018 (GLOBE NEWSWIRE) -- IsoRay, Inc. (NYSE AMERICAN: ISR), a medical technology company and innovator in seed brachytherapy powering expanding treatment options throughout the body, today announced that it will host a conference call to discuss its financial results for the first quarter fiscal 2019 ended September 30, 2018 on Thursday, November 8, 2018, at 4:30 p.m. Eastern Time. The Company will issue a press release announcing its financial results for the first quarter fiscal 2019 after the close of the U.S. stock markets on November 8, 2018.

To listen to the conference call, please dial (877) 407-8031. For callers outside the U.S., please dial (201) 689-8031.

The conference call will be simultaneously webcast and can be accessed at http://www.investorcalendar.com/event/39638 by clicking on the link. The webcast will be available until February 8, 2019 following the conference call. A replay of the call will also be available by phone and can be accessed by dialing (877) 481-4010 and providing reference number 39638. For callers outside the U.S., please dial (919) 882-2331 and provide reference number 39638. The replay will be available beginning approximately one hour after the completion of the live event, ending at 4:30 p.m. Eastern Time on November 15, 2018.

About IsoRay

IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc., is the sole producer of Cesium-131 brachytherapy seeds, which are expanding brachytherapy treatment options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Join us on Facebook and follow us on Twitter @Isoray.

Contact

Investor Relations: Mark Levin (501) 255-1910

Media and Public Relations: Sharon Schultz (302) 539-3747